Exhibit 10.2

Amendment made this 20th day of April 2018 (this “Amendment”) to the Put Rights Agreements among DARBY GROUP COMPANIES, INC. (“Darby”), successor by merger to BURNS VETERINARY SUPPLY, INC. (“Burns”), HENRY SCHEIN, INC. (“Schein”), BUTLER ANIMAL HEALTH HOLDING COMPANY, LLC (“BAHHC”), Michael Caputo, Anthony Ricigliano and Justina Gordon.

Background

WHEREAS:

A. Burns, Schein and BAHHC entered into a Put Rights Agreement dated December 31, 2009 amended by a First Amendment dated December 1, 2010 and a Second Amendment dated March 1, 2012 (the “Put Rights Agreement”), with respect to the equity interests owned by Burns in BAHHC;

B. Michael Caputo, Anthony Ricigliano and Justina Gordon (collectively with Darby, the “Darby Sellers”) are each a party to an agreement with BAHHC and Butler Management Holding LLC (“Butler Management”) as set forth on Schedule 1 attached hereto (collectively, the “Management Put Rights Agreements”);

C. Schein desires to contribute its equity interests in BAHHC and its equity interests in other animal health companies outside of the United States to a newly formed company as part of a series of transactions leading to a merger with another company and a public spin-off (the “Voyager Transactions”);

D. Darby has decided not to participate in the Voyager Transactions but, to the extent that its consent is required, has agreed to consent to the same provided Schein waives the Annual Burns Limitation Amount set forth in the Put Rights Agreement and agrees to purchase all of the BAHHC equity interests owned by Darby and the BAHHC equity interests indirectly owned by the other Darby Sellers (by virtue of their equity interests in Butler Management) (collectively, together with the equity interests owned by Darby, the “BAHHC Equity Interests”) in accordance with the provisions of the Put Rights Agreement and the Management Put Rights Agreements, in each case, is hereby amended; and

E. The Darby Sellers agree to sell all of the BAHHC Equity Interests to Schein on the terms set forth in this Amendment.

F. Capitalized terms not defined herein shall have the meanings ascribed to them in the Put Rights Agreement.

NOW, THEREFORE, for one ($1.00) dollar, the receipt of which is hereby acknowledged, and other good and valuable consideration, the parties agree as follows:

1. Waiver by Schein and Amendment. Schein hereby waives the Annual Burns Limitation Amount with respect to the BAHHC Equity Interests and agrees to purchase all of the BAHHC Equity Interests in accordance with the provisions of the Put Rights Agreement as hereby amended.

2. Waiver, Put and Consent by Darby Sellers and Amendment. Each Darby Seller hereby (i) puts all of the BAHHC Equity Interests held by such Darby Seller to Schein, by executing and delivering the Put Notice attached hereto as Exhibit A, (ii) to the extent applicable, waives any right to withdraw its Put Notice (including, in the case of Darby, as provided in Section 2.2(a)(i)(2) of the Put Rights Agreement), and (iii) irrevocably consents for all purposes to the Voyager Transactions. Darby hereby represents and warrants to Schein that all of the BAHHC Equity Interests being put pursuant to this Amendment represents all of the equity interests of BAHHC owned by the Darby Sellers and their respective affiliates.

3. Purchase Price. Notwithstanding anything set forth in the Put Rights Agreement or the Management Put Rights Agreements, the parties agree that the aggregate purchase price to be paid in respect of all of the BAHHC Equity Interests being put in accordance with this Amendment shall be equal to $365,000,000.00, to be allocated among the Darby Sellers as set forth in the Put Notices delivered by the Darby Sellers pursuant to Section 2 of this Amendment. The consummation of the transactions contemplated by this Amendment shall occur on a date to be mutually agreed upon by Schein and Darby; provided, that such date shall be no later than 90 days after Schein enters into a definitive merger agreement and contribution and distribution agreement in respect of the Voyager Transactions (the “Put Closing Date”); provided, further that each Darby Seller shall be entitled to all Tax Distributions (as defined in the Fifth Amended and Restated Limited Liability Company Operating Agreement of BAHHC, effective January 1, 2017 (the “Operating Agreement”)) required to be made by BAHHC under Section 6.6(a)(i) of the Operating Agreement based on such Darby Seller’s share of taxable net income for the portion of the fiscal year in which it was a member. On the Put Closing Date, the parties shall enter into customary transfer documents pursuant to which (a) each Darby Seller represents and warrants to Schein that all the BAHHC Equity Interests being put by such Darby Seller in accordance with this Amendment are being transferred to Schein free and clear of all Liens and (b) Darby represents and warrants to Schein that all of the BAHHC Equity Interests being put pursuant to this Amendment represents all of the equity interests of BAHHC owned by the Darby Sellers and their respective affiliates. On the Put Closing Date, each of the Darby Sellers and Schein shall execute and deliver to the other party a mutual release, in form and substance reasonably acceptable to the Darby Sellers and Schein, waiving any and all legal and equitable rights in respect of any liabilities, claims, demands, actions, suits, damages and expenses, or any other similar claim in tort, contract or any other legal theory, known or unknown, arising out of, or in any way connected with or related to such Darby Seller’s ownership of BAHHC Equity Interests except as otherwise expressly provided in this Amendment or the Voyager Transactions, and agreeing not to assert any claim in respect thereof; provided, that with respect to Darby, nothing set forth herein shall impair or otherwise affect in any way (i) any sums owing to Darby as a lender under that certain Amended and Restated Credit Agreement, dated as of June 30, 2014, as further amended among Butler Animal Health Supply, LLC, as borrower, the several lenders from time to time parties thereto and Schein, as Administrative Agent, and (ii) Darby’s rights under that certain Loan Put Agreement, dated as of August 2017, by and among Darby, M&S Investment Holding I LLC and HS Finance Company, LLC.

4. Further Assurances. The Darby Sellers and Schein agree to execute such other and further documents as reasonably requested by the other to carry out this Amendment, including any further documents or confirmations needed to enable Schein to participate in the Voyager Transactions.

5. Condition to Closing and Amendment. The parties agree that the purpose of this Amendment is to enable Schein to participate in the Voyager Transactions while enabling the Darby Sellers to avoid participating in the Voyager Transactions by exercising the put right under the Put Rights Agreement and the Management Put Rights Agreements. Accordingly, if for any reason Schein does not enter into a definitive merger agreement and contribution and distribution agreement in respect of the Voyager Transactions within 30 days of the execution of this Amendment, this Amendment and any put exercised hereunder shall be null and void, and the Put Rights Agreement and the Management Put Rights Agreements in effect immediately prior to this Amendment shall be reinstated and in full force and effect thereafter.

6. Ratification. Except as hereby amended, the Put Rights Agreement and the Management Put Rights Agreements are hereby ratified and confirmed.

7. Incorporation by Reference. The provisions of Article III of the Put Rights Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment on the date first above written.

HENRY SCHEIN, INC.

By:	/s/ Stanley Bergman
	Name:	Stanley Bergman
	Title:	Chairman of the Board and Chief Executive Officer

DARBY GROUP COMPANIES, INC.

By:	/s/ Michael Caputo
	Name:	Michael Caputo
	Title:	President

BUTLER ANIMAL HEALTH HOLDING COMPANY, LLC

By:	/s/ Michael Ettinger
	Name:	Michael Ettinger
	Title:	Secretary

By:	/s/ Michael Caputo
Michael Caputo

By:	/s/ Anthony Ricigliano
Anthony Ricigliano

By:	/s/ Justina Gordon
Justina Gordon

Schedule 1

1.	Amended and Restated Letter Agreement, effective as of January 1, 2017, by and among Anthony Ricigliano, Butler Animal Health Holding Company LLC and Butler Management Holding LLC.

2.	Amended and Restated Letter Agreement, effective as of January 1, 2017, by and among Michael Caputo, Butler Animal Health Holding Company LLC and Butler Management Holding LLC.

3.	Amended and Restated Letter Agreement, effective as of January 1, 2017, by and among Justina Gordon, Butler Animal Health Holding Company LLC and Butler Management Holding LLC.

EXHIBIT A

PUT NOTICE

April         , 2018

Henry Schein, Inc.

135 Duryea Road

Melville, New York 11747

RE: Put Notice

Ladies and Gentlemen:

Reference is hereby made to that certain Amendment to the Put Rights Agreements, dated as of April 20, 2018 (the “Amendment”), by and among Henry Schein, Inc. (“Schein”), Burns Veterinary Supply, Inc., Butler Animal Health Holding Company, LLC (“BAHHC”), Michael Caputo, Anthony Ricigliano and Justina Gordon. All capitalized terms used herein but not otherwise defined have the respective meaning ascribed to them in the Amendment.

Pursuant to Section 2 of the Amendment, the undersigned hereby notifies Schein that it is exercising its right to require Schein to purchase                      BAHHC Equity Interests, which represents all of the BAHHC Equity Interests held by the undersigned, on the terms and subject to the satisfaction of the conditions set forth in the Amendment, for an aggregate purchase price equal to $             . Schein shall pay such amount to the undersigned by wire transfer in accordance with the wire instructions set forth below on the Put Closing Date.

Wire Information:

Sincerely,

[•]

By:

Name:
Title: